SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 9, 2008 (September 4, 2008)

General Environmental Management, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Other Jurisdiction of Incorporation)

33-55254-38 (Commission File Number)	87-0485313 (IRS Employer Identification No.)

3191 Temple Avenue, Suite 250 Pomona, California 91768
(Address of Principal Executive Offices) (Zip Code)

(909) 444-9500
(Registrant's Telephone Number, Including Zip Code)

__________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On August 31, 2008, the General Environmental Management, Inc. (the “Company”) entered into a Stock Purchase Agreement  ("Agreement") with Island Environmental Services, Inc. (a California corporation) of Pomona, California ("Island"), a privately held company, pursuant to which the Company acquired all of the issued and outstanding common stock of Island, a California-based provider of hazardous and non-hazardous waste removal and remediation services to a variety of private and public sector establishments.  In consideration of the acquisition of the issued and outstanding common stock of Island, the Company paid $2.25 million in cash to the stockholders of Island and issued $1.25 million in three year promissory notes ("Notes").  Other consideration is payable based on the performance of the acquired entity.  The Notes bear interest at 8%, payable quarterly, and the entire principal is due 36 months after closing.

As a result of the Agreement, Island is now a wholly-owned subsidiary of the Company.

Item 2.01   Completion of Acquisition or Disposition of Assets

On August 31, 2008, the Company entered into a Stock Purchase Agreement  ("Agreement") with Island Environmental Services, Inc. (a California corporation) of Pomona, California ("Island"), a privately held company, pursuant to which the Company acquired all of the issued and outstanding common stock of Island, a California-based provider of hazardous and non-hazardous waste removal and remediation services to a variety of private and public sector establishments.  In consideration of the acquisition of the issued and outstanding common stock of Island, the Company paid $2.25 million in cash to the stockholders of Island and issued $1.25 million in three year promissory notes ("Notes").  Other consideration is payable based on the performance of the acquired entity.  The Notes bear interest at 8%, payable quarterly, and the entire principal is due 36 months after closing.

As a result of the Agreement, Island is now a wholly-owned subsidiary of the Company.

Item 9.01   Financial Statements and Exhibits

Financial statements of Island are not included with this initial report. Any required financial statements of the business acquired, or pro forma financial statements required by Article 11 of Regulation S-X, will be filed in a subsequent report within 51 days of the date of this initial report.

Attached to this report is the Stock Purchase Agreement and the press release issued by the Company announcing the completion of the acquisition.

Exhibit No.	Description
10.29	Stock Purchase Agreement Dated August 31, 2008
99	Press Release dated September 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Environmental Management, Inc

Date: September 24, 2008	By:	Timothy Koziol
Timothy Koziol Chief Executive Officer